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                                                                   EXHIBIT 10.82

                           INDEMNIFICATION AGREEMENT
                           -------------------------

     THIS INDEMNIFICATION AGREEMENT, dated as of August 9, 2001, is made by and between AFC Enterprises, Inc., a Minnesota corporation (the "Company"), and R. William Ide, III, a director of the Company ("Director").

     WHEREAS, Director is a member of the Board of Directors of the Company; and

     WHEREAS, it will be difficult to retain directors of the Company unless such directors are adequately indemnified against liabilities incurred and claims made in performance of their duties as directors of the Company; and

     WHEREAS, it is in the best interests of the Company to retain such directors by providing adequate indemnification by means of indemnification agreements with individual directors.

     NOW, THEREFORE, in consideration of Director's continued service as a director of the Company, and as an inducement to Director to continue to serve as a director of the Company, the Company and Director agree as follows:

     1.  Indemnification.  The Company agrees to indemnify and hold Director
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harmless from and against any claims, liabilities, damages, judgments, penalties, fines or expenses of any type whatsoever incurred by Director in or arising out of the status, capacities or activities of Director as a director of the Company to the maximum extent permitted under Minnesota Statutes, Section 302A.521 (attached hereto as Exhibit A) as in effect on the date hereof.

     2.  Advances of Expenses.  Subject to Director's execution of a written
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affirmation, satisfactory to the Company, of the Director's good faith belief that the criteria for indemnification have been satisfied and to repay all amounts advanced by the Company if it is ultimately determined that the criteria for indemnification have not been satisfied, the Company shall advance all expenses incurred by Director in connection with the investigation, defense, settlement or appeal of any proceeding, action or investigation to which Director is a party or is threatened to be made a party arising out of the status, capacities or activities of Director as a director of the Company to the maximum extent permitted under Minnesota Statutes, Section 302.521, subd. 3 as in effect on the date of this Agreement upon the determination by the Company that the facts then known to those making the determination would not preclude indemnification under Section 502A.521, subd. 6 within 60 days after receipt of said written affirmation. Director shall have a reasonable right to appear in person and to be represented by counsel.

     3.  Other Rights of Directors.  The right of Director to indemnification or
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advance of expenses pursuant to this Agreement shall not be exclusive of other rights Director may have (i) under applicable law, (ii) pursuant to other agreements between the Company and Director or
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the Company's Articles of Incorporation or Bylaws, or (iii) pursuant to any agreement with a third party (by way of insurance, indemnification or otherwise).

     4.  Absolute Right to Indemnification and Advances of Expenses.  The
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Company agrees that it shall not, and the Company hereby waives all rights that it has or may have to, refuse to indemnify or advance expenses, or withhold payment of amounts for which Director is indemnified hereunder, or for advance of expenses to Director, based on any breach or alleged breach of any of the provisions of this Agreement by Director or for any other reason whatsoever. In the event Director is required to bring any action to enforce Director's rights or to collect monies due to Director under this Agreement, and is successful in such action, the Company shall reimburse Director for all of Director's legal fees and expenses in bringing and pursuing such action.

     5.  Amendments to Minnesota Statutes or Company's Articles of Incorporation
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or Bylaws.  The Company represents that its Bylaws provide for indemnification
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of Director to the maximum extent permitted by Minnesota Statutes, Section
302A.521 as in effect on the date hereof and to the maximum extent required by this Agreement. The Company shall not amend its Articles of Incorporation or Bylaws to reduce or eliminate the Director's right to indemnification or advances provided for under this Agreement. Any amendments to the Articles of Incorporation or Bylaws of the Company made subsequent to the date of this Agreement which reduce or eliminate rights of persons entitled to indemnification or advances under such Articles of Incorporation or Bylaws shall not limit the rights of Director pursuant to this Agreement. If the Minnesota Statutes, the Articles of Incorporation or the Bylaws of the Company are amended so as to provide for greater indemnification rights or benefits, and Director shall be entitled to such greater rights or benefits, and Director shall be entitled to such greater rights and benefits immediately upon such amendment. Subsequent amendments to the Minnesota Statutes or other applicable law shall in no way reduce Director's rights under this Agreement.

     6.  Maintenance of Insurance.  The Company represents that it presently has
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in force and effect directors and officers insurance under a Directors' and
Officers' Liability Insurance Policies including Company Reimbursement issued by Executive Re. Indemnity, Inc. (Policy No. 751-004259-95) and Zurich Insurance Company (Policy No. EOC 793938202) covering certain liabilities which may be incurred by its officers and directors. The Company may maintain in effect, for the benefit of Director, directors' and officers' insurance providing such coverage as may, from time to time, be determined by the Board of Directors of the Company, in their absolute discretion.

     7.  Notification.  Promptly after receipt by Director of the Company of any
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notice or document respecting the commencement of any action, suit, proceeding or investigation naming or involving Director and relating to any matter concerning which Director may be entitled to indemnification or advances pursuant to this Agreement, the party receiving notice will notify the other of the receipt of same, but the failure by Director to so notify the Company shall not relieve the Company from any obligation under this Agreement or otherwise.

     8.  Amendment.  This Agreement may be amended at any time by written
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instrument

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executed by the Company and Director.

     9.  Notices.  All notices and other communications between the parties with
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respect to this Agreement must be made in writing and shall be deemed to have been fully delivered as of the date on which they are hand delivered or deposited in the United States mail for delivery by registered or certified mail, postage and fees prepaid.

     10.  Binding Effect.  Due to the personal nature of the services to be
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rendered by Director, Director may not assign this Agreement.  Subject to the foregoing, the provisions of this Agreement are binding upon and inure to the benefit of (i) Director and Director's respective heirs, legal representatives and administrators, and (ii) the Company and its successors, transferees and assigns.

     11.  Survival.  The obligations of the Company to Director as provided in
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this  Agreement shall survive and continue after Director has ceased to be a director of the Company.

     12.  Validity.  The invalidity or unenforceability of any provision of this
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Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     13.  Arbitration.  Any dispute or controversy arising under or in
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connection with this Agreement shall be discussed between the parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding the parties' good faith efforts, a dispute remains unresolved for a period of 45 days after initial notice from one party to the other of the dispute, the parties shall submit such dispute to arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction over the controversy. The costs of the proceeding shall be paid by the Company. Unless otherwise agreed upon, the place of arbitration proceedings shall be Fulton County, Georgia.

     14.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Minnesota.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                              AFC ENTERPRISES, INC.


                              By: /s/ Frank Belatti
                                 -----------------------------------------
                                  Frank Belatti, Chief Executive Officer


                                  /s/ R. William Ide, III
                                 -----------------------------------------
                                  R. William Ide, III, Director

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